Exhibit 99.1

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

1 of 12

April 28, 2016	GERMAN AMERICAN BANCORP, INC. (GABC) REPORTS STRONG FIRST QUARTER PERFORMANCE

Jasper, Indiana: April 28, 2016 -- German American Bancorp, Inc. (NASDAQ: GABC) reported today that its 2016 first quarter earnings represented another period of strong operating performance. The Company’s first quarter net income was $5.1 million, or $0.37 per share, which was inclusive of the acquisition and operations of River Valley Bancorp, and its banking subsidiary River Valley Financial Bank, as of March 1, 2016. In connection with the acquisition of River Valley, the Company recorded merger related expenses during the quarter of $3.9 million, which, on an after-tax basis, represented approximately $2.5 million, or $0.18 per share.
The Company’s strong first quarter operating performance was driven by a number of positive factors, including the continuation of the recent trend of exceptional organic growth within the Company’s loan portfolio. Total end-of-period loans from the Company’s existing banking offices, exclusive of the acquired River Valley loan portfolio, grew approximately $34 million, or 9% on a linked-quarter annualized basis, during the current quarter as compared to year-end total loans. German American’s commercial loan portfolio, again exclusive of the acquired River Valley portfolio, grew by more than 16% on a linked-quarter annualized basis during this same time period.

Mark A. Schroeder, Chairman & CEO of German American, commenting on the Company’s posting of another quarter of strong operating performance, stated, "While the comparison of the current quarter’s operating performance to that of previous quarter’s results is made somewhat difficult due the inclusion of River Valley’s financial data following the successful completion of the merger transaction late in the first quarter, we are certainly very pleased with the continued positive organic loan growth momentum that we experienced during the quarter. This strong and growing level of loan demand across our footprint bodes well in terms of a continuation of our strong operating performance going forward.”

Schroeder continued, “We’re also very pleased to have successfully completed the acquisition of River Valley Bancorp, and it banking subsidiary, River Valley Financial Bank, as of March 1st. We anticipate the transition of River Valley’s customer information files to our core processing system will occur in the mid-May timeframe, which will facilitate our ability to market our extensive array of products and services throughout River Valley’s southeastern Indiana market area under the German American name and brand. We are extremely excited about the acceptance of German American that we’ve seen already within this vibrant and growing market area, and look forward to the opportunities this new market area will offer us, not only within banking but also relative to the expansion of our insurance and wealth management lines of business. This inclusion of the River Valley footprint with that of our existing German American franchise positions our Company as the preeminent financial services provider throughout all of Southern Indiana.”

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

2 of 12

The Company also announced that its Board of Directors declared its regular quarterly cash dividend of $0.18 per share, which will be payable on May 20, 2016 to shareholders of record as of May 10, 2016.

Balance Sheet Highlights

Total assets for the Company increased to $2.867 billion at March 31, 2016, representing an increase of $493.0 million compared with December 31, 2015. This increase was largely attributable to the acquisition of River Valley Bancorp ("River Valley") and its banking subsidiary River Valley Financial Bank effective March 1, 2016. River Valley's total assets as of the effective date of the merger totaled approximately $516.3 million.

March 31, 2016 total loans increased $349.9 million compared with year-end 2015 and increased $467.9 million compared with March 31, 2015. As of March 31, 2016, outstanding loans from River Valley totaled $316.6 million which contributed significantly to the overall loan portfolio growth.

Total loans from the Company's existing branch network, excluding the acquired River Valley loans, grew by approximately $34.0 million, or 9% on an annualized basis, during the first quarter of 2016 compared with year-end 2015 total loans. Included in this first quarter of 2016 loan growth, excluding River Valley, was an increase of approximately $42.6 million, or 16% on annualized basis, of commercial real estate and commercial and industrial loans which was partially mitigated by a seasonal decline in agricultural loans of approximately $14.0 million, or 23% on annualized basis.

End of Period Loan Balances	3/31/2016	12/31/2015	3/31/2015
(dollars in thousands)

Commercial & Industrial Loans	$448,569	$418,154	$388,249
Commercial Real Estate Loans	812,565	618,788	581,394
Agricultural Loans	275,938	246,886	212,735
Consumer Loans	174,005	147,931	132,107
Residential Mortgage Loans	207,561	136,316	136,399
	$1,918,638	$1,568,075	$1,450,884

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

3 of 12

Non-performing assets totaled $7.1 million at March 31, 2016 compared to $3.5 million of non-performing assets at December 31, 2015 and $6.4 million at March 31, 2015. Non-performing assets represented 0.25% of total assets at March 31, 2016 compared to 0.15% of total assets at December 31, 2015 and 0.29% of total assets at March 31, 2015. Non-performing loans totaled $6.8 million at March 31, 2016 compared to $3.3 million at December 31, 2015 and $6.1 million of non-performing loans at March 31, 2015. Non-performing loans represented 0.35% of total loans at March 31, 2016 compared to 0.21% at December 31, 2015 and 0.42% at March 31, 2015. The increase in non-performing assets and non-performing loans was attributable to the merger transaction with River Valley.

Non-performing Assets
(dollars in thousands)
	3/31/2016	12/31/2015	3/31/2015
Non-Accrual Loans	$6,592	$3,143	$5,943
Past Due Loans (90 days or more)	168	143	131
Total Non-Performing Loans	6,760	3,286	6,074
Other Real Estate	343	169	324
Total Non-Performing Assets	$7,103	$3,455	$6,398

Restructured Loans	$122	$2,203	$2,686

The Company’s allowance for loan losses totaled $15.2 million at March 31, 2016 compared to $14.4 million at December 31, 2015 representing an increase of $723,000, or 5%, and remained stable compared with March 31, 2015. The allowance for loan losses represented 0.79% of period-end loans at March 31, 2016 compared with 0.92% of period-end loans at December 31, 2015 and 1.05% of period-end loans at March 31, 2015. The decline in the allowance for loan loss as a percent of total loans was the result of the acquisition of River Valley. Excluding the loans acquired from River Valley, the allowance for loan loss represented 0.95% of the remaining loans at March 31, 2016. Under acquisition accounting treatment, loans acquired are recorded at fair value which includes a credit risk component, and therefore the allowance on loans acquired is not carried over from the seller. The Company held a discount on acquired loans of $13.3 million as of March 31, 2016, $3.0 million at December 31, 2015 and $3.7 million at March 31, 2015. The discount on acquired loans in the River Valley merger totaled $10.6 million, or approximately 3.2%, of total loans at the time of acquisition.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

4 of 12

Total deposits increased $414.2 million as of March 31, 2016 compared with December 31, 2015 total deposits and increased $440.2 million compared with March 31, 2015. The increase during the first quarter of 2016 was largely attributable to the acquisition of River Valley which had total deposits as of March 31, 2016 of approximately $416.1 million.

End of Period Deposit Balances	3/31/2016	12/31/2015	3/31/2015
(dollars in thousands)

Non-interest-bearing Demand Deposits	$507,567	$465,357	$426,373
IB Demand, Savings, and MMDA Accounts	1,310,089	1,054,983	1,009,368
Time Deposits < $100,000	244,718	186,859	193,665
Time Deposits > $100,000	178,240	119,177	170,993
	$2,240,614	$1,826,376	$1,800,399

Results of Operations Highlights – Quarter ended March 31, 2016

Net income for the quarter ended March 31, 2016 totaled $5,146,000, or $0.37 per share, compared with the fourth quarter 2015 net income of $7,712,000, or $0.58 per share, and the first quarter 2015 net income $7,306,000 or $0.55 per share. The first quarter of 2016 results of operations included one month's operations of River Valley and were significantly impacted by merger related charges associated with the closing of the River Valley transaction which was effective March 1, 2016. These merger related charges totaled approximately $3,884,000, or $2,448,000 on an after tax basis, which represented approximately $0.18 per share during the first quarter of 2016.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

5 of 12

Summary Average Balance Sheet
(Tax-equivalent basis / dollars in thousands)
	Quarter Ended			Quarter Ended			Quarter Ended
	March 31, 2016			December 31, 2015			March 31, 2015

	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate
Assets
Federal Funds Sold and Other
Short-term Investments	$20,377	$17	0.34%	$17,502	$3	0.07%	$16,508	$3	0.08%
Securities	696,175	4,926	2.83%	639,352	4,697	2.94%	635,849	4,379	2.75%
Loans and Leases	1,694,643	18,755	4.45%	1,540,491	17,294	4.46%	1,443,886	16,389	4.60%
Total Interest Earning Assets	$2,411,195	$23,698	3.95%	$2,197,345	$21,994	3.98%	$2,096,243	$20,771	4.00%

Liabilities
Demand Deposit Accounts	$467,516			$444,951			$427,404
IB Demand, Savings, and
MMDA Accounts	$1,143,434	$464	0.16%	$1,080,603	$357	0.13%	$1,016,288	$311	0.12%
Time Deposits	400,353	691	0.69%	344,820	617	0.71%	359,844	682	0.77%
FHLB Advances and Other Borrowings	243,030	741	1.23%	183,603	611	1.32%	170,049	458	1.09%
Total Interest-Bearing Liabilities	$1,786,817	$1,896	0.43%	$1,609,026	$1,585	0.39%	$1,546,181	$1,451	0.38%

Cost of Funds			0.32%			0.29%			0.28%
Net Interest Income		$21,802			$20,409			$19,320
Net Interest Margin			3.63%			3.69%			3.72%

During the quarter ended March 31, 2016, net interest income totaled $20,784,000 representing an increase of $1,346,000, or 7%, from the quarter ended December 31, 2015 net interest income of $19,438,000 and an increase of $2,235,000, or 12%, compared with the quarter ended March 31, 2015 net interest income of $18,549,000. The tax equivalent net interest margin for the quarter ended March 31, 2016 was 3.63% compared with 3.69% in the fourth quarter of 2015 and 3.72% in the first quarter of 2015. The decline in the net interest margin in the first quarter of 2016 compared with the fourth quarter of 2015 was largely attributable to a higher cost of funds in the first quarter of 2016 and a lower level of prepayment fees in the first quarter of 2016 on commercial real estate loans and commercial leases than were received during the fourth quarter of 2015, partially offset by an increased level of accretion of discounts on purchased loans in the first quarter of 2016.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

6 of 12

The increased cost of funds in the first quarter of 2016 was largely attributable to the increase in short-term market interest rates that occurred late in the fourth quarter of 2015. Prepayment fees contributed approximately 9 basis points on an annualized basis to the net interest margin during the fourth quarter of 2015 compared with approximately 2 basis points in the first quarter of 2016. Accretion of loan discounts on acquired loans contributed approximately 6 basis points to the net interest margin on an annualized basis in the first quarter of 2016, 2 basis points in the fourth quarter of 2015, and 7 basis points in the first quarter of 2015.

During the quarter ended March 31, 2016, the Company recorded a provision for loan loss of $850,000 compared with no provision for loan loss during the fourth quarter of 2015 and a provision of $250,000 in the first quarter of 2015. The increased level of provision during the first quarter of 2016 was done in accordance with the Company's standard methodology for determining the adequacy of its allowance for loan loss and was largely related to a single agricultural relationship that was down-graded during the first quarter of 2016 from a pass graded credit to a special mention credit.

During the quarter ended March 31, 2016, non-interest income totaled $7,217,000, an increase of $793,000 or 12%, compared with the quarter ended December 31, 2015, and an increase of $75,000, or 1%, compared with the first quarter of 2015.

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Income	3/31/2016	12/31/2015	3/31/2015
(dollars in thousands)

Trust and Investment Product Fees	$1,021	$983	$984
Service Charges on Deposit Accounts	1,233	1,232	1,137
Insurance Revenues	2,727	1,677	2,545
Company Owned Life Insurance	215	229	205
Interchange Fee Income	537	534	483
Other Operating Income	764	1,174	576
Subtotal	6,497	5,829	5,930
Net Gains on Loans	720	595	749
Net Gains on Securities	—	—	463
Total Non-interest Income	$7,217	$6,424	$7,142

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

7 of 12

Insurance revenues increased $1,050,000, or 63%, during the quarter ended March 31, 2016, compared with the fourth quarter of 2015 and increased $182,000, or 7%, compared with the first quarter of 2015. The increase during the first quarter of 2016 compared with both the fourth and first quarters of 2015 was due to increased contingency revenue. Contingency revenue during the first quarter of 2016 totaled $1,113,000 compared with no contingency revenue during the fourth quarter of 2015, and $949,000 during the first quarter of 2015. The fluctuation in contingency revenue is a normal course of business variance and is reflective of claims and loss experience with insurance carriers that the Company represents through its property and casualty insurance agency. Typically the majority of contingency revenue is recognized during the first quarter of the year.

Other operating income decreased $410,000, or 35%, during the quarter ended March 31, 2016 compared with the fourth quarter of 2015 and increased $188,000, or 33%, compared with the first quarter of 2015. The decline in the first quarter of 2016 compared with the fourth quarter of 2015 was primarily related to a gain on the disposition of leased equipment in the fourth quarter of 2015 and a higher level of income recognition for the Company's lender risk reserve account that results from the Company's participation in the mortgage purchase program with the Federal Home Loan Bank of Indianapolis. The increase in the first quarter of 2016 compared with the first quarter of 2015 was largely attributable to the River Valley transaction.

Net gains on sales of loans increased $125,000, or 21%, during the first quarter of 2016 compared with the fourth quarter of 2015 and decreased $29,000, or 4%, compared with the first quarter of 2015. Loan sales totaled $24.5 million during the first quarter of 2016, compared with $21.9 million during the fourth quarter of 2015 and $32.7 million during the first quarter of 2015.

The Company realized no gains on sales of securities during the first quarter of 2016 or fourth quarter of 2015 compared with a net gain on the sale of securities of $463,000 in the first quarter of 2015.

During the quarter ended March 31, 2016, non-interest expense totaled $20,240,000, an increase of $5,028,000, or 33%, compared with the quarter ended December 31, 2015, and an increase of $5,407,000, or 36%, compared with the first quarter of 2015. During the first quarter of 2016, the Company recorded costs related to the River Valley merger transaction that totaled $3,884,000. The majority of the remainder of the increase in operating expenses during the first quarter of 2016 were related to the operating costs of River Valley for the month of March 2016.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

8 of 12

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Expense	3/31/2016	12/31/2015	3/31/2015
(dollars in thousands)

Salaries and Employee Benefits	$11,601	$8,960	$8,825
Occupancy, Furniture and Equipment Expense	1,887	1,663	1,705
FDIC Premiums	328	294	282
Data Processing Fees	2,165	933	837
Professional Fees	1,318	588	644
Advertising and Promotion	544	544	443
Intangible Amortization	208	160	245
Other Operating Expenses	2,189	2,070	1,852
Total Non-interest Expense	$20,240	$15,212	$14,833

Salaries and benefits increased $2,641,000, or 29%, in the first quarter of 2016 compared with the fourth quarter of 2015 and increased $2,776,000, or 31%, compared to the first quarter of 2015. Included in the increase in the first quarter of 2016 was $1,934,000 of merger costs related to the settlement of various employment and benefit arrangements. The majority of the remainder of the increase was related to the personnel costs of River Valley for the month of March 2016.

Data processing fees increased $1,232,000, or 132%, in the first quarter of 2016 compared with the fourth quarter of 2015 and increased $1,328,000, or 159%, compared to the first quarter of 2015. Included in the increase in the first quarter of 2016 was $1,198,000 of merger costs related to the consolidation of various data processing and information systems.

Professional fees increased $730,000, or 124%, in the first quarter of 2016 compared with the fourth quarter of 2015 and increased $674,000, or 105%, compared to the first quarter of 2015. Included in the increase in the first quarter of 2016 was $599,000 of merger related costs.

About German American
German American Bancorp, Inc., is a NASDAQ-traded (symbol: GABC) bank holding company based in Jasper, Indiana. German American, through its banking subsidiary German American Bancorp, operates 51 banking offices in 19 contiguous southern Indiana counties and one northern Kentucky county. The Company also owns an investment brokerage subsidiary (German American Investment Services, Inc.) and a full line property and casualty insurance agency (German American Insurance, Inc.).

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

9 of 12

Cautionary Note Regarding Forward-Looking Statements

The Company’s statements in this press release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements include, but are not limited to, descriptions of the levels of loan and banking service demand, adoption rate of our products and services in new markets and economic strength that management is seeing in its geographical banking footprint.  Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Actual results and experience could differ materially from the anticipated results or other expectations expressed or implied by these forward-looking statements as a result of a number of factors, including but not limited to, those discussed in the press release. Factors that could cause actual experience to differ from the expectations implied in this press release include the unknown future direction of interest rates and the timing and magnitude of any changes in interest rates; changes in competitive conditions; the introduction, withdrawal, success and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies; changes in customer borrowing, repayment, investment and deposit practices; changes in fiscal, monetary and tax policies; changes in financial and capital markets; potential deterioration in general economic conditions, either nationally or locally, resulting in, among other things, credit quality deterioration; capital management activities, including possible future sales of new securities, or possible repurchases or redemptions by the Company of outstanding debt or equity securities; risks of expansion through acquisitions and mergers, such as unexpected credit quality problems of the acquired loans or other assets, unexpected attrition of the customer base of the acquired institution or branches, and difficulties in integration of the acquired operations; factors driving impairment charges on investments; the impact, extent and timing of technological changes; potential cyber-attacks, information security breaches and other criminal activities; litigation liabilities, including related costs, expenses, settlements and judgments, or the outcome of matters before regulatory agencies, whether pending or commencing in the future; actions of the Federal Reserve Board; changes in accounting principles and interpretations; potential increases of federal deposit insurance premium expense, and possible future special assessments of FDIC premiums, either industry wide or specific to the Company’s banking subsidiary; actions of the regulatory authorities under the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Federal Deposit Insurance Act and other possible legislative and regulatory actions and reforms; the continued availability of earnings and excess capital sufficient for the lawful and prudent declaration and payment of cash dividends; and other risk factors expressly identified in the Company’s filings with the United States Securities and Exchange Commission.  Such statements reflect our views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company.  Readers are cautioned not to place undue reliance on these forward-looking statements.  It is intended that these forward-looking statements speak only as of the date they are made.  We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Balance Sheets

	March 31, 2016	December 31, 2015	March 31, 2015
ASSETS
Cash and Due from Banks	$34,734	$36,062	$34,277
Short-term Investments	14,312	15,947	26,590
Interest-bearing Time Deposits with Banks	1,992	—	100
Investment Securities	715,611	637,935	619,673

Loans Held-for-Sale	8,700	10,762	6,290

Loans, Net of Unearned Income	1,914,948	1,564,347	1,447,013
Allowance for Loan Losses	(15,161)	(14,438)	(15,169)
Net Loans	1,899,787	1,549,909	1,431,844

Stock in FHLB and Other Restricted Stock	13,048	8,571	7,200
Premises and Equipment	47,617	37,817	39,370
Goodwill and Other Intangible Assets	57,359	21,819	22,365
Other Assets	73,567	54,879	52,514
TOTAL ASSETS	$2,866,727	$2,373,701	$2,240,223

LIABILITIES
Non-interest-bearing Demand Deposits	$507,567	$465,357	$426,373
Interest-bearing Demand, Savings, and Money Market Accounts	1,310,089	1,054,983	1,009,368
Time Deposits	422,958	306,036	364,658
Total Deposits	2,240,614	1,826,376	1,800,399

Borrowings	278,698	273,323	178,825
Other Liabilities	25,777	21,654	23,391
TOTAL LIABILITIES	2,545,089	2,121,353	2,002,615

SHAREHOLDERS' EQUITY
Common Stock and Surplus	185,930	123,424	122,103
Retained Earnings	127,867	125,112	109,118
Accumulated Other Comprehensive Income	7,841	3,812	6,387
TOTAL SHAREHOLDERS' EQUITY	321,638	252,348	237,608

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,866,727	$2,373,701	$2,240,223

END OF PERIOD SHARES OUTSTANDING	15,253,503	13,278,824	13,251,470

BOOK VALUE PER SHARE	$21.09	$19.00	$17.93

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Statements of Income

	Three Months Ended
	March 31, 2016	December 31, 2015	March 31, 2015
INTEREST INCOME
Interest and Fees on Loans	$18,664	$17,202	$16,299
Interest on Short-term Investments and Time Deposits	17	3	3
Interest and Dividends on Investment Securities	3,999	3,818	3,698
TOTAL INTEREST INCOME	22,680	21,023	20,000

INTEREST EXPENSE
Interest on Deposits	1,155	974	993
Interest on Borrowings	741	611	458
TOTAL INTEREST EXPENSE	1,896	1,585	1,451

NET INTEREST INCOME	20,784	19,438	18,549
Provision for Loan Losses	850	—	250
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	19,934	19,438	18,299

NON-INTEREST INCOME
Net Gain on Sales of Loans	720	595	749
Net Gain on Securities	—	—	463
Other Non-interest Income	6,497	5,829	5,930
TOTAL NON-INTEREST INCOME	7,217	6,424	7,142

NON-INTEREST EXPENSE
Salaries and Benefits	11,601	8,960	8,825
Other Non-interest Expenses	8,639	6,252	6,008
TOTAL NON-INTEREST EXPENSE	20,240	15,212	14,833

Income before Income Taxes	6,911	10,650	10,608
Income Tax Expense	1,765	2,938	3,302

NET INCOME	$5,146	$7,712	$7,306

BASIC EARNINGS PER SHARE	$0.37	$0.58	$0.55
DILUTED EARNINGS PER SHARE	$0.37	$0.58	$0.55

WEIGHTED AVERAGE SHARES OUTSTANDING	13,924,856	13,275,915	13,221,455
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	13,928,933	13,280,058	13,237,493

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

		Three Months Ended
		March 31,	December 31,	March 31,
		2016	2015	2015
EARNINGS PERFORMANCE RATIOS
	Annualized Return on Average Assets	0.81%	1.33%	1.31%
	Annualized Return on Average Equity	7.39%	12.36%	12.53%
	Net Interest Margin	3.63%	3.69%	3.72%
	Efficiency Ratio (1)	69.75%	56.69%	56.05%
	Net Overhead Expense to Average Earning Assets (2)	2.16%	1.60%	1.47%

ASSET QUALITY RATIOS
	Annualized Net Charge-offs to Average Loans	0.03%	0.09%	—%
	Allowance for Loan Losses to Period End Loans	0.79%	0.92%	1.05%
	Non-performing Assets to Period End Assets	0.25%	0.15%	0.29%
	Non-performing Loans to Period End Loans	0.35%	0.21%	0.42%
	Loans 30-89 Days Past Due to Period End Loans	0.34%	0.22%	0.31%

SELECTED BALANCE SHEET & OTHER FINANCIAL DATA
	Average Assets	$2,556,431	$2,327,377	$2,227,107
	Average Earning Assets	$2,411,195	$2,197,345	$2,096,243
	Average Total Loans	$1,694,643	$1,540,491	$1,443,886
	Average Demand Deposits	$467,516	$444,951	$427,404
	Average Interest Bearing Liabilities	$1,786,817	$1,609,026	$1,546,181
	Average Equity	$278,483	$249,661	$233,175

	Period End Non-performing Assets (3)	$7,103	$3,455	$6,398
	Period End Non-performing Loans (4)	$6,760	$3,286	$6,074
	Period End Loans 30-89 Days Past Due (5)	$6,562	$3,460	$4,547

	Tax Equivalent Net Interest Income	$21,802	$20,409	$19,320
	Net Charge-offs during Period	$128	$332	$10

(1)	Efficiency Ratio is defined as Non-interest Expense divided by the sum of Net Interest Income, on a tax equivalent basis, and Non-interest Income.
(2)	Net Overhead Expense is defined as Total Non-interest Expense less Total Non-interest Income.
(3)	Non-performing assets are defined as Non-accrual Loans, Loans Past Due 90 days or more, Restructured Loans, and Other Real Estate Owned.
(4)	Non-performing loans are defined as Non-accrual Loans, Loans Past Due 90 days or more, and Restructured Loans.
(5)	Loans 30-89 days past due and still accruing.